UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Community First, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

April 8, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Community First, Inc. (the “Company”) scheduled for May 22, 2013, at 4:00 p.m., at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about April 8, 2013, we mailed to our shareholders (other than those who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access the proxy materials on an Internet website referred to in the Notice of Internet Availability of Proxy materials. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself to this option.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please sign and return your proxy card, which will be mailed to you separately.

I hope that you will be able to attend the Shareholders Meeting on May 22, 2013.

Sincerely,

Eslick E. Daniel, M.D.
Chairman of the Board

Enclosures

COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2013

Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Community First, Inc., a Tennessee corporation and bank holding company (the “Company”), will be held at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, on May 22, 2013, beginning at 4:00 p.m., local time, for the following purposes:

1.	To elect three (3) individuals to the Board of Directors as Class II directors, each to serve for a three (3) year term, and to elect one (1) individual as a Class III director to serve for a one (1) year term and until each of his or her successor is duly elected and qualified;

2.	To approve the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement that accompanies this Notice;

3.	To ratify the action of the Company’s Audit Committee in selecting the firm of HORNE LLP (“HORNE”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to our shareholders over the internet. We believe the rules will allow us to provide our shareholders with the information they need in a timely and convenient matter, while lowering the costs of delivery and reducing the environmental impact of our annual meeting of shareholders.

Only shareholders of record at the close of business on March 29, 2013 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

Your vote is important. When you receive a copy of the proxy card by mail, please sign the card and return it to the Company in the accompanying envelope. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the Shareholders Meeting, please sign and return your proxy card as soon as possible to ensure that your shares are represented at the Shareholders Meeting. You may revoke your proxy at any time before it is exercised by following the procedures described in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Columbia, Tennessee	Eslick E. Daniel, M.D.
April 8, 2013	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held on May 22, 2013

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors, or the Board, of Community First, Inc., a Tennessee corporation and bank holding company (the “Company,” “we,” or “us”), of proxies to be voted at our 2013 Annual Meeting of Shareholders and any adjournment or postponement of the meeting (the “Shareholders Meeting”).

On or about April 8, 2013, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our shareholders as of the record date containing instructions on how to access the proxy statement (including all attachments), a form of proxy card, our 2012 Annual Report and any amendments to the foregoing materials that are required to be furnished to shareholders online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, you may request a printed copy of the materials by sending your request to Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Jon Thompson or Ashlee Pope, or by calling (931) 380-2265 or emailing jthompson@cfbk.com or apope@cfbk.com. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.

The Shareholders Meeting will be held May 22, 2013 at 4:00 p.m., local time, at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee. In order to obtain directions to attend the Shareholders Meeting, please call (931) 380-2265.

The Proposals to be voted upon at the Shareholders Meeting, all of which are more completely set forth in this Proxy Statement, are as follows:

1.	To elect three (3) individuals to the Board of Directors as Class II directors, each to serve for a three (3) year term, and to elect one (1) individual as a Class III director to serve for a one (1) year term and until each of his or her successor is duly elected and qualified;

2.	To approve the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement that accompanies this Notice;

3.	To ratify the action of the Company’s Audit Committee in selecting the firm of HORNE LLP (“HORNE”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the approval of all of the Proposals.

For information on how to vote in person at the Shareholders Meeting, please see the section entitled “Introduction and General Information” beginning on the first page of the Proxy Statement.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

COMMUNITY FIRST, INC.

TO BE HELD ON

MAY 22, 2013

INTRODUCTION AND GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is being furnished to the shareholders of Community First, Inc. (the “Company,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) from holders of the outstanding shares of the Common Stock of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, at 4:00 p.m., local time, on May 22, 2013, and at any adjournment or postponement thereof (the “Shareholders Meeting”).

The Shareholders Meeting is being held (a) to elect four (4) directors of the Company; (b) to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement; (c) to ratify the action of the Company’s Audit Committee in selecting HORNE to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and (d) to transact such other business as may properly come before the Shareholders Meeting. The Board of Directors knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated April 8, 2013. The Notice regarding the availability of proxy materials for the Shareholders Meeting is being mailed to the shareholders of the Company on or about April 8, 2013.

Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 22, 2013

Pursuant to the rules enacted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice regarding the internet availability of the proxy materials to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice (http://www.cfpproxy.com/6437) or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, shareholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions in the Notice.

Record Date and Revocability of Proxies

The Company’s Board of Directors has fixed the close of business on March 29, 2013 as the record date for the determination of shareholders entitled to vote at the Shareholders Meeting. As of such date, the Company had 10,000,000 shares of Common Stock, no par value (“Common Stock”), authorized, of which 3,274,405 shares were issued and outstanding and 2,500,000 shares of preferred stock, no par value (the “Preferred Stock”), authorized, of which 17,806 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) and 890 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) were issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Shareholders Meeting for each share of Common Stock held of record at the close of business on March 29, 2013.

Our Board of Directors is currently composed of nine members. Pursuant to the Company’s Amended and Restated Charter, holders of our issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the “Preferred Stock”) have the right to elect two additional directors to our Board of Directors until all accrued and unpaid dividends on the Preferred Stock for all past dividend periods have been paid in full. The holders of the Preferred Stock, however, have not notified the Company of any interest to exercise this right.

You can vote either in person by attending the Shareholders Meeting or by proxy without attending the Shareholders Meeting. To vote by proxy, you must fill out the proxy card sent to you, date and sign it, and return it in the accompanying envelope.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the Shareholders Meeting by (a) giving written notice to the Secretary of the Company, (b) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (c) appearing in person at the Shareholders Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Tracy Rinks, Secretary.

Quorum and Shareholder Vote Required

A quorum will be present at the meeting if at least 1,637,203 shares of Common Stock are represented in person or by valid proxy at the Shareholders Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Amended and Restated Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Shareholders Meeting, whether those shareholders vote “for,” “against” or “abstain” from voting, together with any broker non-votes, will be counted as present for purposes of determining whether a quorum is present.

Broker Proxies. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. If your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker “non-vote.” In addition, without instructions, your broker will not be able to vote your shares with respect to the proposal to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement as required pursuant to the requirements of Section 111(e)(1) of the Emergency Economic Stabilization Act of 2008 (the “EESA”). Therefore, it is very important that you instruct your broker how you wish your shares to be voted on both of these matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

Vote Required for Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Shareholders Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.

Vote Required to Approve the Compensation of the Company’s Named Executive Officers as Disclosed in this Proxy Statement, the Ratification of HORNE as the Company’s Independent Registered Public Accounting Firm, and Other Matters that May Properly Come Before the Shareholders Meeting. The approval of the compensation of the Company’s Named Executive Officers as disclosed elsewhere in this Proxy Statement, the ratification of HORNE as the Company’s independent registered public accounting firm, and any matter other than that enumerated above that properly comes before the Shareholders Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to such proposals will not be voted on the proposal, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on such proposals will have no effect on whether such proposals are approved. Similarly, broker non-votes will have no effect on whether a proposal will be approved.

Action to be Taken Under the Proxy

Proxies in the form that accompanies this Proxy Statement that are properly executed and returned will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) “FOR” the election of the four (4) persons specified as nominees for directors of the Company, three (3) of whom will serve for a three year term and one (1) of whom will serve for a one (1) year term and until each of his or her successor is duly elected and qualified; (b) “FOR” the approval of the compensation of the Company’s Named Executive Officers as disclosed elsewhere in this Proxy Statement; (c) “FOR” the ratification of the action of the Company’s Audit Committee in selecting HORNE to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and (d) in the best judgment of the persons named in the proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning more than 5% of Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Common Stock Outstanding
Eslick E. Daniel, MD 501 S. James M. Campbell Blvd. Columbia, TN 38401	214,736	(b)	6.56%

(a)	For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the record date.
(b)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel General Partnership, 7,070 shares held by various relatives for whom the director serves as custodian, 40,320 shares held by various trusts for which the director serves as trustee, and options to purchase 1,200 shares of Common Stock.

The following table sets forth, as of the record date, certain information known to the Company as to Common Stock beneficially owned by each director and Named Executive Officer of the Company (identified in the Summary Compensation Table below) and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)		Shares Acquirable in 60 days(14)	Percent of Outstanding Common Stock

Eslick E. Daniel, MD	Director, Chairman of the Board of Directors	214,736	(2)	1,200	6.56%
Vasant Gopal Hari	Director	9,078	(3)	1,200	*
Roger Witherow	Director	23,928	(4)	1,200	*
Martin Maguire	Director	—		—	—
Dinah C. Vire	Director	42,165	(5)	1,200	1.29%
Bernard Childress	Director	5,240	(6)	1,200	*
Randy A. Maxwell	Director	19,512	(7)	1,200	*
H. Allen Pressnell, Jr.	Director	35,733	(8)	1,200	1.09%
Stephen F. Walker	Director	22,707	(9)	1,200	*

Louis E. Holloway	President and Chief Executive Officer of the Company and of the Bank	4,500	(10)	4,500	*
Jon Thompson	Vice President and Chief Financial Officer of the Company and of the Bank	1,000	(11)	1,000	*
Elaine Chaffin	Senior Vice President and Chief Risk Manager of the Company and of the Bank	—		—	—
James A. Bratton	Senior Vice President and Chief Credit Officer of the Company and of the Bank	8,090	(12)	5,550	*
Dianne Scroggins	Vice President and Business Development Officer of the Bank and former Chief Financial Officer of the Company and of the Bank	11,103	(13)	11,050	*
Michael J. Saporito	Former Senior Vice President and Chief Operating Officer of the Company and of the Bank	630		—	*
All executive officers and directors as a group (13 persons)	—	386,689		20,650	11.81%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	For the purpose of computing the amount of shares owned by each beneficial owner, shares subject to stock options presently exercisable or which will be exercisable within sixty (60) days of March 29, 2013 held by such beneficial owner are deemed outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel General Partnership, 7,070 shares held by various relatives for whom the director serves as custodian, 40,320 shares held by various trusts for which the director serves as trustee, and options to purchase 1,200 shares of Common Stock.
(3)	Includes 2,828 shares of Common Stock owned by Mr. Hari’s spouse and options to purchase 1,200 shares of Common Stock.
(4)	Includes 7,743 shares of Common Stock held in an IRA owned by Mr. Witherow’s spouse and options to purchase 1,200 shares of Common Stock.
(5)	Includes 30,250 shares held by a trust for which Ms. Vire serves as trustee and options to purchase 1,200 shares of Common Stock.
(6)	Includes options to purchase 1,200 shares of Common Stock.
(7)	Includes 1,008 shares of Common Stock owned by Mr. Maxwell’s children and options to purchase 1,200 shares of Common Stock.
(8)	Includes 3,060 shares of Common Stock owned jointly with Mr. Pressnell’s spouse, options to purchase 1,200 shares of Common Stock and 9,000 shares owned by Mr. Pressnell’s spouse.
(9)	Includes 5,996 shares of Common Stock, which represents Mr. Walker’s share of Walker Family Partnership and options to purchase 1,200 shares of Common Stock. 5,000 shares of Common Stock beneficially owned by Mr. Walker have been pledged to the Bank as security for a personal loan in the ordinary course of business.
(10)	Includes options to purchase 4,500 shares of Common Stock.
(11)	Includes options to purchase 1,000 shares of Common Stock.
(12)	Includes 1,212 shares of Common Stock held in an IRA owned by Mr. Bratton’s spouse and options to purchase 5,550 shares of Common Stock.
(13)	Includes options to purchase 11,050 shares of Common Stock.
(14)	Represents options that could be exercised to purchase Common Stock at March 29, 2013 or within 60 days thereafter, which are included within the Amount and Nature of Beneficial Ownership column.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s directors, executive officers and greater-than-10% shareholders are required to file reports of initial ownership and reports of changes in amounts of Common Stock and other securities of the Company. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Standing for Election

The Board of Directors is divided into three classes (Class I, Class II and Class III), which pursuant to the Company’s charter must be nearly equal in number as possible. Typically, at each annual meeting of shareholders, directors constituting one class are elected for a three-year term. On January 17, 2013, the Board of Directors appointed Martin Maguire to the Board to fill the vacancy created by the passing of Fred C. White, formerly a Class III director. As a result of his appointment to the Board of Directors, Mr. Maguire’s nomination as a Class III director is required to be voted on by the shareholders at the Shareholders Meeting. Therefore, four (4) directors will be elected at the Shareholders Meeting. The Board of Directors has nominated and recommends to the shareholders W. Roger Witherow, Bernard Childress, and Stephen F. Walker, each of whom is an incumbent Class II director, for election as Class II directors to serve until the annual meeting of shareholders in 2016 and until such time as their respective successors are duly elected and qualified. The Board of Directors has also nominated and recommends to the shareholders Martin Maguire, who has filled the vacancy created by the passing of Fred C. White, for election as a Class III director to serve until the annual meeting of the shareholders in 2014 and until such time as his successor is duly elected and qualified. The members of the Company’s Board of Directors, as well as the Company’s principal executive officer, Louis E. Holloway, are also members of the board of directors of the Company’s wholly-owned bank subsidiary Community First Bank & Trust (the “Bank”).

The Board expects each of the nominees to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement. The Board of Directors recommends that shareholders vote “FOR” each of the four (4) director nominees set forth below.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.

Nominees for Election to the Board

Name	Age	Principal Occupation
Class II Directors

W. Roger Witherow	64

Mr. Witherow is President of Roger Witherow & Associates, Inc., a firm specializing in executive and employee fringe benefits. He has held that position since 1976. Mr. Witherow is a registered representative and sells securities through Thoroughbred Financial Services LLC. He was first elected to the Board in 2000.

Mr. Witherow has significant knowledge of human resource matters and employee benefits. He also has extensive knowledge of accounting and corporate finance issues through his career in the securities industry.

Bernard Childress	57

Mr. Childress is a former educator. He is currently the Executive Director of the Tennessee Secondary School Athletic Association, a position he has held since June 15, 2009. Prior to being the Executive Director, Mr. Childress was the Assistant Executive Director of the Tennessee Secondary School Athletic Association since 1994. Mr. Childress was first elected to the Board in 1999.

Mr. Childress has a wide variety of business experience gained through his experience in education. He is also actively involved in a number of community activities.

Stephen F. Walker	43

Mr. Walker is the Commercial Property Manager for Walker Family Limited Partnership, a position he has held since 1994. He serves on the board of directors for the Court Appointed Special Advocates (CASA) of Maury County and serves as a member of the Executive Committee and the treasurer for Columbia Main Street, a local program that is active in the Bank’s market areas. Mr. Walker is also a member of the City of Columbia Board of Zoning Appeals. He was first elected to the Board in 1999.

Mr. Walker has extensive experience in commercial real estate matters and is the operator of a successful commercial property management business located in the Company’s market area. Through his work on several civic organizations, he is also actively involved in the local community.

Class III Director

Martin Maguire	41

Mr. Maguire is a licensed CPA and part owner of Brown & Maguire CPAs, with 18 years of experience in public and private accounting. Mr. Maguire is also a part owner of Jams Investments LLC. He serves as a board member for the Refuge Center for Counseling and the Brentwood Church of the Nazarene. Mr. Maguire was first elected to the Board in January 2013.

Mr. Maguire has experience in performing audits, reviewing and compiling financial statements and providing other tax services for both public and private companies. He is also an active member of his community.

Directors Continuing in Office

Name	Age	Principal Occupation
Class III – Directors Whose Terms of Office will Expire in 2014

Eslick E. Daniel, M.D.	71	Dr. Daniel is Chairman of the Board of Directors. He is a retired orthopedic surgeon and founder of Mid-Tennessee Bone and Joint Clinic, P.C. He actively serves the community by participating in several civic organizations.

		He was first elected to the Board in 1999.

		Dr. Daniel is an experienced business leader with an extensive medical background. His experience as the chairman of the Board of Directors offers the Board management experience, leadership capabilities, financial knowledge and business acumen.

Vasant G. Hari	64

Mr. Hari is an investor in the hospitality industry. He was first elected to the Board in 2000.

Mr. Hari has extensive knowledge of the hospitality industry, having invested in a number of businesses in the community served by the Company. He is also actively involved in community affairs in the Company’s market area.

Class I – Directors Whose Terms of Office will Expire in 2015

Randy A. Maxwell	56

Mr. Maxwell is the Investment Manager of Tennessee Farmers Mutual Insurance Company, a position he has held since 1987. He is also the President and sole owner and director of Wealth Management of Water Valley, Inc., an investment advisor firm in Tennessee. He was first elected to the Board in 1999.

Mr. Maxwell has extensive securities knowledge having been involved in bond portfolio management for over 20 years and prior to that was involved in banking for six years.

H. Allen Pressnell, Jr.	67

Mr. Pressnell is President and CEO of Columbia Rock Products, a position he has held since 1983 and is the CEO of Industrial Contractors Inc., a position he has held since 1998. He was first elected to the Board in 1999.

Mr. Pressnell has extensive knowledge and leadership experience having served as the president and chief executive officer of large industrial companies for almost 20 years. He also is actively involved in a number of community activities in the Company’s market area.

Dinah C. Vire	61

Ms. Vire is the former manager of a physician’s office, a position she held from 1989 to 2007. Ms. Vire was first elected to the Board in 1999. Since then, she has served on several committees of the Board, including the Investment Committee, Audit Committee, and Executive Compensation Committee.

Ms. Vire has a variety of business and management experience having served in physician management for more than 20 years in the Company’s market area. She is also actively involved in a number of community activities in the Company’s market area.

The Company’s Board of Directors has established procedures for shareholders, employees and other parties interested in communicating with members of the Board of Directors. Any interested party can communicate with the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Community First, Inc. 501 South James M. Campbell Blvd., Columbia, Tennessee 38401. All such communications will be forwarded directly to the director to whom they are addressed.

The Company’s Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is typically held the day before or directly after the annual meeting of shareholders. All directors, with the exception of Vasant G. Hari and H. Allen Pressnell, Jr., attended the 2012 Annual Meeting of Shareholders.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS

The Company believes that the compensation for the Named Executive Officers, as described in the Compensation Discussion and Analysis below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company’s shareholders. The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.

The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue.

The Company also believes that the extensive disclosure of compensation information provided in this Proxy Statement provides the Company’s shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company’s performance. This “Say-on-Pay” proposal gives you as a shareholder the opportunity to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:

“RESOLVED, that the shareholders of Community First, Inc. approve the compensation of the executive officers of Community First, Inc. set forth in the Summary Compensation Table of this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements for the Company’s Named Executive Officers.

This proposal is provided as required pursuant to Section 111(e)(1) of the EESA based on the Company’s participation in the Capital Purchase Program (the “CPP”) created by the United States Department of the Treasury (the “Treasury”) under the Troubled Assets Relief Program (the “TARP”) created by the EESA. As of the date of this proxy statement, the Company is currently a participant in the CPP. As a participant under the CPP, the Company is not required to present the Company’s shareholders with a non-binding, advisory vote on the compensation of the Named Executive Officers (commonly referred to as a “say-on-pay” vote) under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) because the Company is required to submit such a proposal as a participant under the CPP. In addition, as a participant under the CPP, the Company is not required to submit to the Company’s shareholders a non-binding, advisory vote on the frequency with which the Company’s shareholders will be provided with a say-on-pay vote under the Dodd-Frank Act (commonly referred to as “say-on-frequency” vote) because under the CPP, the Company must submit a “say-on-pay” proposal to the Company’s shareholders annually.

The Board of Directors recommends that shareholders vote “FOR” approval of this proposal.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed HORNE as our independent registered public accounting firm for the fiscal year ending December 31, 2013. HORNE is a full-service firm of certified public accountants with expertise in bank holding company auditing. The firm is located in Memphis, Tennessee. Services provided to the Company and its subsidiaries by HORNE in fiscal year 2012 are described below under “Audit and Non-Audit Fees.”

It is anticipated that a representative of HORNE will be present at the Shareholders Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Shareholders Meeting if the representative desires to do so.

Ratification of the appointment of HORNE will be approved if the number of shares of Common Stock voting for the proposal exceeds the number of shares of Common Stock voting against the proposal. If the Company’s shareholders do not ratify the appointment of HORNE, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. If the appointment is ratified, the Audit Committee may in the future replace HORNE as the Company’s independent registered public accounting firm if it is determined that it is in the Company’s best interest to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of HORNE as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers who are not also directors is set forth below.

Name	Age	Principal Occupation

Louis E. Holloway	60	Mr. Holloway is President and Chief Executive Officer of the Company and of the Bank. He was appointed President of the Company and of the Bank on June 28, 2011. He was appointed Chief Executive Officer of the Bank on January 17, 2012, and Chief Executive Officer of the Company on March 20, 2012. Prior to being appointed to these positions, he served as Senior Vice President and Chief Credit Officer of the Bank from May 2011 and Senior Vice President and Chief Retail Officer of the Bank from January 2008 to May 2011. Prior to joining the Bank in January of 2008, Mr. Holloway served in market development for Bank of America as Senior Vice President / Market President in Macon, Georgia from 1997 to 2007. He also held various positions in lending and consumer business. Mr. Holloway has over thirty years of banking experience.

Jon Thompson	32	Mr. Thompson is Vice President and Chief Financial Officer of the Company and the Bank, positions he has held since July 17, 2012. Prior to his appointment as Vice President and Chief Financial Officer, Mr. Thompson served as the Assistant Vice President and Controller of the Bank beginning in August 2008. Prior to joining the Bank, Mr. Thompson was a senior staff member of Crowe Horwath LLP, an independent registered public accounting firm, from January 2005 through August 2008.

Elaine Chaffin	55	Ms. Chaffin is Senior Vice President, Chief Risk Manager, and Interim Compliance Officer of the Company and of the Bank. She has held the office of Chief Risk Manager and Vice President since August 2010, and the office of Interim Compliance Officer since January 2013. Ms. Chaffin served as the Bank’s Compliance Officer from April 2010 through August 2010. Prior to joining the Bank, she served as Senior Vice President, Executive Officer and Chief Risk Manager for Community Bank of the Cumberlands in Cookeville, Tennessee, from May 2001 through April 2010. She also served as Chief Compliance Officer for Cumberland Bancorp from 1999 to 2001 and served as Compliance Officer for the Tennessee offices of TransFinancial Bank from 1988 to 1999. She has 30 years of banking experience.

Name	Age	Principal Occupation

James A. Bratton	48	Mr. Bratton is Senior Vice President and Chief Credit Officer of the Company and of the Bank and has held that position since July 2011. Before being appointed to this position, he served as Vice President, Commercial Lending beginning in January 2003. Prior to joining Community First Bank & Trust, he served in various positions with First Farmers and Merchants National Bank in Columbia, Tennessee from 1987 to 2001. Mr. Bratton also currently serves as a director and Secretary of Maury Farmers Co-Op, a member of the Tennessee Farmers Cooperative. He is also a director of the Maury County Soil Conservation Board, a local position associated with the USDA Natural Resources and Conservation Service.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board of Directors believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. A copy of the Corporate Governance Guidelines, which have been updated since their adoption, can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link).

Board Leadership Structure

Mr. Holloway serves as the Company’s principal executive officer. The Company separates the roles of principal executive officer and Chairman of the Board in recognition of the differences between the two roles. The principal executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the principal executive officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

Board’s Role in Risk Oversight

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accounting firm the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Compensation Committee is responsible for considering the risks that may be implicated by the Company’s executive compensation programs and reviews those risks with the Company’s senior risk officer.

Director Nomination Procedure and Director Independence

The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and therefore has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment and other factors the Board of Directors may deem relevant under the circumstances.

The Board of Directors has not adopted a formal diversity policy for nominees. Rather, the Board of Directors annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then needs of the Board of Directors with respect to experience, expertise and age. In making recommendations for nominees to the Board of Directors, the Board of Directors seeks to include directors who, when taken together with the other nominees and continuing directors, will create a Board of Directors that offers a diversity of education, professional experience, gender, race, background, age, perspective, viewpoints and skill.

Once the Board of Directors makes the preliminary determination that there is a need for additional Board members to fill vacancies or expand the size of the Board, the independent directors will begin searching for a prospective nominee. After a prospective nominee is identified, the independent directors as a whole make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the independent directors with the recommendation of the prospective candidate, as well as each director’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the independent directors determine, in consultation with the other Board members as appropriate, that additional consideration is warranted, they may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report their findings to the entire Board.

Director nominees are selected by a majority vote of the independent directors, which includes all of the directors, all of whom participate in the consideration of director nominees and each of whom the Board has determined is independent under Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, LLC (“Nasdaq”). Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee or committee performing similar functions. Accordingly there is no nominating committee charter.

In making its determination of independence, the Board specifically considered Mr. Witherow’s affiliation with two entities that provide services to the Bank in various capacities such as insurance broker and benefits advisor. The Board also considered Mr. Maguire’s position as partner of Brown & Maguire CPAs, PLLC, which has provided audit services to the Bank. These audit services include auditing the financial statements of the Community First Bank & Trust 401(k) Profit Sharing Plan (the “Plan”) for the years ended December 31, 2011 and 2010. These audit services were not provided directly to the Company but were provided to the Bank, which controls and manages the operations and administration of the Plan. The engagement with Brown & Maguire CPAs, PLLC, was terminated effective January 1, 2013. Despite such affiliations with respect to Messrs. Witherow and Maguire, the Board concluded that both directors are still independent under Nasdaq listing standards.

The Board will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws. The Board evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source. Nominations to the Board may be submitted by shareholders of the Company for consideration by the Board of Directors by sending such nomination to: Eslick E. Daniel, M.D., Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Pursuant to the Company’s Amended and Restated Charter, holders of our issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the “Preferred Stock”) have the right to elect two additional directors to our Board of Directors until all accrued and unpaid dividends on the Preferred Stock for all past dividend periods have been paid in full. The holders of the Preferred Stock, however, have not notified the Company of any interest to exercise this right.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held nine meetings during 2012. No director of the Company attended fewer than 75% of the aggregate of (a) the total number of board meetings held during 2012 and (b) the total number of committee meetings of the Board of Directors on which he or she served during 2012.

Compensation Committee. The Board of Directors has a standing Compensation Committee currently composed of W. Roger Witherow, Bernard Childress, Eslick E. Daniel, M.D., H. Allen Pressnell, Jr., Dinah C. Vire and Stephen F. Walker. Dr. Daniel acts as the Chairman of the Compensation Committee. Fred C. White also served on the Compensation Committee during 2012 until his death in September 2012. This Committee oversees matters relating to the compensation of our and the Bank’s principal executive officer. The Compensation Committee has adopted a written charter, which can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link). In October 2012, the Compensation

Committee charter was amended and restated to provide for the Compensation Committee’s ability to appoint and replace its chairman in the event that the chairman is unable to serve as a member of the Compensation Committee due to illness, incapacity absence or otherwise. None of the members of the Compensation Committee have at any time been an officer or employee of the Company or any of its subsidiaries. All members of the Compensation Committee are independent directors as defined by Rule 5605(a)(2) of Nasdaq’s listing standards. The committee held five meetings in 2012.

In addition, as a result of the Company’s participation in the CPP, the Compensation Committee is responsible for

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discussing, evaluating and reviewing, at least every six months, with the Company’s senior risk officer, the Company’s senior executive officer compensation plans and employee compensation plans and the risks these plans pose to the Company;

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identifying and limiting the features in the Company’s senior executive officer compensation plans that could lead the Company’s senior executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

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identifying and limiting any features in the Company’s employee compensation plans that pose risks to the Company to ensure that the Company is not unnecessarily exposed to risks, including any features in these senior executive officer compensation plans or employee compensation plans that would encourage behavior focused on short-term results rather than long-term value creation;

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discussing, evaluating and reviewing, at least every six months, the terms of each Company employee compensation plan and identifying and eliminating the features in these plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

•	providing annually a narrative description of how the committee limited the risk encouraging features in the senior executive officer compensation plans and employee compensation plans; and

•	certifying annually that the committee has completed its review of the senior executive officer compensation plans and employee compensation plans required under the EESA.

Audit Committee. The Audit Committee of the Company’s Board of Directors is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is currently composed of Martin Maguire, Randy A. Maxwell and Dinah C. Vire, each of whom is independent under Rule 5605(a)(2) of Nasdaq’s listing standards and the rules and regulations of the SEC. Fred C. White also served as Chairman of the Audit Committee during 2012 until his death in September 2012. Dr. Daniel filled the vacancy created by Mr. White’s passing and served as an interim member of the Audit Committee until Mr. Maguire was appointed. On January 17, 2013, Mr. Maguire was appointed as a member of the Audit Committee and has served as its Chairman since his appointment. The Board of Directors has determined that Mr. Maguire is an “audit committee financial expert” as defined in applicable SEC rules. The committee held eight meetings in 2012.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee has adopted a written charter, which has been updated since its adoption, a copy of which can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link). In October 2012, the Audit Committee charter was amended and restated to provide for the Audit Committee’s ability to appoint and replace its chairperson in the event that the chairperson is unable to serve as a member of the Audit Committee due to illness, incapacity, absence or otherwise. In addition to other activities, prior to the release of quarterly reports in fiscal year 2012, the Audit Committee also reviewed and discussed the interim financial information contained therein with the Company’s independent registered public accounting firm.

Compensation Committee Interlocks and Insider Participation

During 2012, W. Roger Witherow, Bernard Childress, Eslick Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen F. Walker served on our Compensation Committee, with Dr. Daniel serving as the committee’s chair. None of these individuals has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable regulations of the SEC.

No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Certain Relationships and Related Transactions

Except as set forth below, there were no related party transactions during 2012, and there are no existing or proposed direct or indirect material transactions between the Company and any of their officers, directors, or any affiliate of the foregoing, except in the ordinary course of the Company’s business.

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such banking transactions have not involved more than the normal risk of collection nor do these transactions present other unfavorable features. As of December 31, 2012, the aggregate amount of loans outstanding to directors, executive officers and related parties was approximately $5,444,493.

Pursuant to the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving and/or ratifying related party transactions, including any transactions that the Company is required to report in its proxy statements under Item 404 of Regulation S-K. These transactions, to be approved, must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Information Regarding the Company’s Independent Registered Public Accounting Firm

On May 31, 2012, the Company formally notified Crowe Horwath, LLP (“Crowe”) that it was being dismissed and would not be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The dismissal of Crowe as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and was a result of a competitive bidding process involving several accounting firms.

During fiscal years 2010 and 2011, and from January 1, 2012 through May 31, 2012, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports. Crowe’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the audit report for the fiscal year ended December 31, 2011 contained an emphasis paragraph related to non-compliance with the capital maintenance requirements of a regulatory order issued to the Bank.

None of the reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC) occurred within the Company’s two most recent fiscal years preceding the dismissal of Crowe other than with respect to the ineffectiveness of the Company’s internal control over financial reporting due to the effect of a material weakness that was previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The material weakness related to the Company’s determination of the allowance for credit losses and was related to ineffective controls to timely recognize the impact of changes in credit quality on the grading of loans in the determination of the allowance for credit losses. The Audit Committee discussed this material weakness with Crowe and the Company has authorized Crowe to respond fully to inquiries from HORNE regarding the material weakness. The Company remediated the material weakness during fiscal 2011 and the Company’s internal control over financial reporting was effective at December 31, 2011.

On May 31, 2012, the Board of Directors and the Audit Committee appointed HORNE as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2012. During fiscal years 2010 and 2011, and from January 1, 2012 through May 31, 2012, neither the Company, nor anyone on its behalf, consulted HORNE regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of SEC Regulation S-K).

Audit and Non-Audit Fees

For the year ended December 31, 2012, the Company was billed the aggregate fees set forth below by HORNE; and for the year ended December 31, 2011, the Company was billed the aggregate fees set forth below by Crowe:

	2012	2011
Audit Fees(1)	$118,950	$160,000
Audit-Related Fees(2)	$—	$26,550
Tax Fees(3)	$—	$48,375
All Other Fees(4)	$2,500	$23,470

Total	$121,450	$258,395

1.	Audit Fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K for 2012 and Form 10-K for 2011 and quarterly reports on Form 10-Q for 2012 and Form 10-Q for 2011 as well as other audit-related assistance.
2.	Audit-Related Fees include fees related to audit-related assistance with respect to sale of the Company’s branches located in Murfreesboro and Cool Springs, goodwill impairment and allowance for loan losses.
3.	Tax Fees include fees related to tax return preparations and other tax related assistance.
4.	All other fees include, for both 2012 and 2011, fees related to the Company’s subsidiary, Community First Properties, Inc., which was qualified as a real estate investment trust (“REIT”) during a portion of 2012 and all of 2011, for expenses related to quarterly REIT qualification testing, reimbursement for out of pocket expenses and other accounting assistance for the subsidiary. All other fees in 2012 also include fees related to review of pro-forma financial information disclosed in an 8-K filing related to the sale of the Bank’s Cool Springs Branch.

Pre-Approval of Audit and Non-Audit Fees

Consistent with Section 202 of the Sarbanes-Oxley Act of 2002 and SEC rules regarding auditor independence, our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2012 the Audit Committee approved all fees disclosed under “tax,” “audit-related” and “all other” fees by HORNE, in accordance with applicable rules.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services our independent registered public accounting firm may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by HORNE during fiscal year 2012 prior to HORNE performing such services.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s primary responsibility is the oversight of the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with it the firm’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the undersigned Audit Committee members recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Martin Maguire, Chair
Randy A. Maxwell
Dinah C. Vire

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion provides information regarding the compensation and benefit programs in place for the Named Executive Officers named in the Summary Compensation Table that follows this Compensation Discussion and Analysis relating to our 2012 fiscal year. These officers are:

(1)	Louis E. Holloway, President and Chief Executive Officer of the Company and of the Bank

(2)	Jon Thompson, appointed as Vice President and Chief Financial Officer of the Bank, effective July 17, 2012; he was appointed Interim Chief Financial Officer of the Company effective July 17, 2012; he was appointed Vice President and Chief Financial Officer of the Company, effective August 1, 2012

(3)	J. Elaine Chaffin, Senior Vice President and Chief Risk Manager of the Company and of the Bank

(4)	James A. Bratton, Senior Vice President and Chief Credit Officer of the Company and of the Bank

(5)	Dianne Scroggins, former Chief Financial Officer of the Company and of the Bank, relieved May 16, 2012; she was appointed as Vice President and Business Development Officer of the Bank on May 16, 2012

(6)	Michael J. Saporito, former Senior Vice President and Chief Operating Officer of the Company and of the Bank, relieved May 14, 2012

Overview of Compensation Process. The Compensation Committee of the Company’s Board of Directors (which is referred to in this Compensation Discussion and Analysis as the “Committee”) is comprised of W. Roger Witherow, Bernard Childress, Eslick E. Daniel, M.D., Martin Maguire (beginning on January 17, 2012), H. Allen Pressnell, Jr., Dinah C. Vire and Stephen F. Walker, with Dr. Daniel serving as the Committee’s chair. Fred C. White also served on the Committee until he passed away in September 2012. All members of the Committee are non-employee directors, as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended, and independent directors, as defined in Rule 5605(a)(2) of Nasdaq’s listing standards, in each case as determined by our Board of Directors. In addition to independence considerations, the Board determines Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.

The Committee is responsible for setting the compensation of our principal executive officer, overseeing the Board’s evaluation of the performance of our executive officers and administering the Company’s equity-based incentive plans, among other things. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board of Directors. In October 2012, the Committee Charter was amended and restated in light of Mr. White’s inability to serve on the Committee due to his illness. The charter may be viewed in full on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link).

The Committee periodically reviews executive compensation and the Company’s compensation policies to ensure that the Company’s principal executive officer is rewarded appropriately for his contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as shareholder interests.

Compensation Philosophy. The fundamental objective of our executive compensation policies is to attract and maintain executive leadership for the Company that will execute our business strategy, uphold our Company values, and deliver results and long-term value to our shareholders. Accordingly, the Committee has historically sought to develop compensation strategies and programs that attract, retain, and motivate highly qualified and high-performing executives through compensation that is:

•	Retention-based: Compensation should be designed to maximize the Company’s retention rates for key employees and members of management.

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Performance-based: A significant component of compensation has historically been based on whether or not the Company meets certain performance criteria that, in the view of the Committee, are aligned with growth in shareholder value.

•	Shareholder-aligned: Equity incentives have historically been used to align the interests of our executive officers with those of our shareholders.

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Balanced: Performance-oriented features and retention-oriented features have historically been balanced so the entire program accomplishes the Company’s pay-for-performance and executive retention objectives.

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Fair: Compensation levels and plan design have historically accounted for competitive practices, our performance relative to peer companies, and the relationship of compensation levels from one executive to another.

As a result of the Company’s participation in the CPP, the Company is subject to the executive compensation limitations set out in the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and the Treasury regulations issued on June 15, 2009 in the form of an interim final rule (the “June 2009 IFR”), implementing the compensation limitations of the EESA and the ARRA. The June 2009 IFR limits the ability of the Company to pay a bonus, or incentive or retention award to the most highly compensated employee at the Company, which for the 2012 fiscal year was Mr. Holloway. The Company is also prohibited from paying any retention or incentive compensation to such employee, including equity-based awards, except for long-term restricted stock the value of which does not exceed 1/3 of such employee’s total annual compensation. This restricted stock may not vest earlier than two years from the date of grant and must be non-transferable until the Company repays specified percentages of its obligations to the Treasury under the CPP. These bonus and incentive and retention payment limitations do not apply to any of the Company’s other Named Executive Officers and the Company is not required to limit bonuses, or retention or incentive awards that are required to be paid pursuant to the terms of valid employment contracts in place prior to February 11, 2009. While the Committee’s compensation philosophies described in more detail above continue to be the philosophies guiding the Committee’s compensation decisions, the Committee may, because of the executive compensation limitations applicable to participants in the CPP, be unable to award all of the types of compensation contemplated by the philosophies in the same manner as it has prior to the Company’s participation in the CPP.

Our executive officers compile and provide information, make recommendations for the Committee’s consideration and assist in the management and administration of our executive benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending grants and awards for key executive officers, other than the principal executive officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

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Providing information to the Committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her option holdings, (4) equity compensation plan dilution, (5) compensation “tally sheets,” which are intended to quantify all forms of compensation payable to our executives, and (6) peer group compensation and performance data.

The Committee’s compensation philosophy for an executive officer emphasizes an analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices, total cash and total direct compensation positioning, and other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies, and the difficulty and costs associated with replacing executive talent.

Elements of Compensation. Based on the Company’s compensation philosophy, reviews of compensation programs for peer companies and the philosophies of the Committee, the Committee has previously determined that our Company should provide its executives compensation packages comprised of three primary elements: (i) base salary; (ii) annual variable performance awards payable in cash and primarily based on the financial performance of the Company, in accordance with the goals established by the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between executive officers and our shareholders. As described above, for so long as the Company has an obligation outstanding to the Treasury under the CPP (the “TARP Period”), the Committee may be limited, particularly with respect to its most highly compensated employee, in its ability to use all three of these elements.

Administration of the Compensation Program.

Compensation Consultant. Beginning in 2001, the Committee retained Professional Bank Services to conduct an annual review of the compensation of our principal executive officer. In 2011, the Committee once again retained Professional Bank Services to assist it in reviewing the Company’s compensation strategies and plans for the senior executive officer positions in order to assist the Committee in determining the appropriate compensation structure for the Company’s (i) President and Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Risk Manager, (iv) Chief Credit Officer, and (v) Chief Operating Officer. At the Committee’s request, Professional Bank Services performed several analyses, including peer and market comparisons. Professional Bank Services reviewed various components for an effective executive compensation program for the senior positions in organizations defined as community financial services companies with assets under $1 billion. These analyses assisted the Committee in determining if such strategies and plans were advisable based on the Company’s then current financial position and strategic goals, developments in corporate governance and compensation design as well as in light of the limitations on executive compensation applicable to participants in the CPP. Professional Bank Services was selected due to its extensive experience in providing compensation consulting services within the financial industry, particularly for financial institutions similar in size to the Company within the Company’s market area. Additionally, the Committee is not aware of any potential conflicts of interest affecting its consultation services that Professional Bank Services may have with either Board members or Company management.

In order to assist the Committee in determining appropriate compensation levels for our senior executive officers, Professional Bank Services conducted a peer group analysis that was primarily based on surveys reporting 2011 compensation information for approximately 140 financial institutions that are under $1 billion in reported asset size, mostly located in the south and southeast regions of the country, including data reported by the Delves Group, ABA Compensation & Benefits Association, and the Tennessee Bankers Association. Based on survey results, Professional Bank Services determined that the average 2012 base salary for senior executive positions in an institution with assets under $1 billion in our market would be as follows:

2012 Base Salary

Position	Minimum	Mid-Point	Maximum

President and Chief Executive Officer	$229,974	$287,467	$344,960

Chief Financial Officer	$139,322	$174,153	$208,984

Chief Risk Manager	$113,067	$141,334	$169,601

Chief Credit Officer	$128,230	$160,287	$192,344

Chief Operating Officer	$142,206	$177,757	$213,308

Based on information noted in the above-referenced surveys, Professional Bank Services also determined that the average anticipated total compensation (including total cash compensation (base salary plus annual cash incentives) plus fair value of equity incentive awards and other incentives) in 2012 for senior executive positions in a community based regional financial services institution with assets under $1 billion would be as follows:

2012 Total Compensation

Position	Average

President and Chief Executive Officer	$415,137

Chief Financial Officer	$225,465

Chief Risk Manager	$184,586

Chief Credit Officer	$208,636

Chief Operating Officer	$238,890

Target Base Salary for our Named Executive Officers. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Each year the Committee reviews and sets the salary of our principal executive officer, taking into account several factors including prior year salary, responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the compensation survey information provided by Professional Bank Services, the Company’s overall pay scale, and the Company’s recent financial performance. Such review typically takes place during the fourth quarter. Additionally, our principal executive officer, in coordination with the Committee and our human resources department, has historically evaluated (based on the same factors described above) and set the base salaries of our other Named Executive Officers. An annual evaluation of these salaries has typically been conducted at the beginning of each fiscal year.

The following were the targeted 2012 base salaries for our Named Executive Officers, which are presented in comparison to the 2011 base salaries actually paid to these individuals:

Name	2012 Targeted Base Salary(1)		2011 Base Salary	Percentage Change
Louis E. Holloway	$225,000		$200,000	13	%(5)
Jon Thompson	$110,000	(2)	—	—
J. Elaine Chaffin	$120,000		$99,000	20%
James A. Bratton	$137,500		$111,479	7%
Dianne Scroggins	$107,870	(3)	$107,870	0%
Michael J. Saporito	$151,612	(4)	$144,612	5%

(1)	Represents targeted amount of base salary. Actual amounts paid in 2012 are disclosed in the 2012 Summary Compensation Table below.
(2)	Mr. Thompson’s targeted annual base salary reflected in the table above became effective on July 17, 2012, in connection with his appointment as Vice President and Chief Financial Officer of the Bank.
(3)	Because Ms. Scroggins was relieved of her position as Chief Financial Officer on May 16, 2012, her base salary and total compensation actually paid in 2012 were lower than the 2012 targeted amounts. Ms. Scroggins continues to be employed by the Bank and is now the Vice President and Business Development Officer.
(4)	Because Mr. Saporito was relieved of his position as Senior Vice President and Chief Operating Officer of the Company and of the Bank on May 14, 2012, his base salary and total compensation actually paid in 2012 were lower than the 2012 targeted amounts.
(5)	Mr. Holloway’s annual base salary for 2011 reflected in the table above became effective June 28, 2011, when he was appointed as our principal executive officer. The Committee did not retain a compensation consultant to help determine Mr. Holloway’s base salary for 2011. In setting Mr. Holloway’s increased targeted base salary for 2012, the Committee considered the financial condition of the Bank and the targeted base salary of the Company’s previous principal executive officer for 2011.

Based primarily on the compensation analysis provided by Professional Bank Services, the Committee determined that the 2012 targeted base salaries for each of the Named Executive Officers (except for Ms. Scroggins, who was relieved as Chief Financial Officer of the Company on May 16, 2012) should be increased to bring their compensation in line with the base salaries of other senior executive officers in similarly situated financial institutions. The Committee also considered other factors, such as increases in the responsibilities associated with their positions, when setting base salaries for the Named Executive Officers in 2012.

Management Incentive Compensation Plan. The Company has previously established a Management Incentive Compensation Plan (“MICP”). The objectives of the MICP include maximizing the Company’s long-term profitability and the return on shareholders’ equity, promoting teamwork among members of management and encouraging superior individual performance, and providing management with the ability to earn incentive compensation proportional to the Company’s success and their individual contributions.

As a result of the Company’s financial performance in 2011 and financial condition in 2012, the Committee did not establish any performance targets under the MICP for the Named Executive Officers during the 2012 fiscal year. Accordingly, none of the Named Executive Officers received any awards under the Company’s cash incentive plan based on 2012 performance. The Committee has not yet established performance targets tied to the Company’s 2013 performance, but may establish such performance targets in the future. If it does, the Named Executive Officers, other than our most highly compensated employee, will be able to earn performance-based incentives if those targets are met.

Long-Term Share-Based Incentive Compensation. Prior to the Company’s participation in the CPP, the Committee, from time to time, made annual stock option grants to each of its executive officers pursuant to the Company’s 1999 Stock Option Plan or 2005 Stock Incentive Plan and grants of restricted stock awards with time-based vesting under the 2005 Stock Incentive Plan. Due to the Company’s participation in the CPP, the Board has not issued any share-based incentive compensation since 2009. If the Board decides to award share-based incentive compensation in the future, such awards will be limited by the Company’s participation in the CPP.

Pursuant to the June 2009 IFR, a participant in the CPP that issued less than $25 million of preferred stock to the U.S. Treasury is prohibited from awarding any equity-based awards to its most highly compensated employee during the TARP Period, except for long-term restricted stock the value of which does not exceed 1/3 of the officer’s total compensation. This restricted stock may not vest earlier than two years from the date of grant and must be non-transferable until the Company repays specified percentages of its obligations to the Treasury under the CPP. Notwithstanding this limitation, the June 2009 IFR provides that this prohibition is not applicable to bonus awards, incentive compensation or retention awards (including equity-based awards) required to be paid under a valid employment contract between an officer and the CPP participant that was in place as of February 11, 2009.

Retirement Benefits.

401(k) Plan. Our 401(k) Plan is a tax-qualified retirement plan pursuant to which all associates, including the Named Executive Officers, after one year of active service and so long as they are scheduled for 1,000+ hours per year, are able to contribute up to the annual limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before tax basis. For 2012, this amount was $17,000. Prior to 2007, the Company matched 100% of the first 3% of pay that was contributed to the 401(k) Plan. The Company contributions to the 401(k) Plan vested 20% annually beginning after two (2) years of service, becoming fully vested after seven (7) years of service. Beginning on January 1, 2007, the Company started to match 100% of the first 3% of pay and 50% of the next 2% of pay. These matching contributions are 100% vested when made.

Supplemental Executive Retirement Plan. On August 16, 2005, the Bank approved a Supplemental Executive Retirement Plan (the “SERP”). The SERP, which was established to aid the Company in retention of key executives, will provide each of the Named Executive Officers, except for Messrs. Holloway and Thompson and Ms. Chaffin, who are not SERP participants, with benefits upon retirement, death or disability in certain prescribed circumstances. The specifics of the benefits provided were set forth in a Participation Agreement with each executive, the terms of which are described in detail in the “Pension Benefits in 2011” section of this Proxy Statement.

Bank Owned Life Insurance. The Bank has purchased Bank Owned Life Insurance (“BOLI”) on the lives of certain employees, including each of the Named Executive Officers, except for Ms. Chaffin and Mr. Thompson. The purpose of the BOLI plan is to provide the funds necessary to replace the employee(s) due to an unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies provide each participant a death benefit of $25,000 that is assigned to their designated beneficiary. As a result of being relieved of their former positions with the Company, the beneficiaries of Mr. Saporito and Ms. Scroggins are no longer eligible to receive the $25,000 death benefit. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan. Although this benefit does not provide any current remuneration to the executive, it provides the Bank with a mechanism to use to attract, retain and reward highly qualified executives, and it provides further incentive for longevity with the Bank.

Severance and Change of Control Benefits. We believe that reasonable severance and/or change in control benefits are sometimes necessary in order to recruit and retain effective senior managers. We also believe that certain change in control benefits are prudent in order to provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our shareholders but not in the executive’s personal interests to pursue. While the Committee will receive this information as part of its annual review of total executive compensation (including contingent compensation), the Committee does not typically consider the value of potential severance and/or change in control benefits when assessing annual total compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters. For a detailed discussion of potential severance and change of control benefits, see the “Potential Payments Upon Termination or Change in Control,” section of this Proxy Statement. As described in more detail below, the ARRA, which expands the executive compensation restrictions and limitations under the EESA, and the June 2009 IFR implementing those restrictions, each prohibits a company that received an investment under the CPP from making any “golden parachute” payment to a senior executive officer or any of the next five most highly-compensated employees of the recipient, during the TARP Period. A “golden parachute” payment under the June 2009 IFR means any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. Under the June 2009 IFR, a payment, or a right to payment, generally will be treated as a payment for services performed or benefits accrued only if the payment would be made regardless of whether the employee departs or the change in control event occurs, or if payment is due upon departure of the employee, regardless of whether the departure is voluntary or involuntary. The June 2009 IFR also provides exceptions to this limitation for certain payments made under benefits plans or deferred compensation plans. These prohibitions limit, during the TARP Period, the Company’s ability to make payments to its Named Executive Officers upon the executive’s separation from service, whether before or after a change in control, under the terms of these employment agreements and change in control agreements.

Perquisites and Other Benefits. During 2012, the Company provided automobile allowances for Messrs. Holloway and Bratton, and for Mr. Saporito until his employment was terminated in May 2012. In addition, the Company paid country club membership dues on behalf of Ms. Scroggins, Messrs. Holloway and Bratton, and on behalf of Mr. Saporito until his employment was terminated in May 2012. Each of the Named Executive Officers was also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, disability insurance, dental insurance, and life insurance, except that the Company paid the executive officer’s portion of the health insurance premiums for Ms. Scroggins until May 31, 2012, in addition to paying the Company’s part of the health insurance premiums. The Company stopped paying Ms. Scroggins’ portion of the health insurance premium when she was relieved of her position as Chief Financial Officer. In addition, the Named Executive Officers were also able to participate in the Company’s Employee Stock Purchase Plan on the same terms as the Company’s other employees.

Compensation Decisions for 2013.

Base Salary. The Committee has engaged a compensation consultant, Professional Bank Services, to help establish target compensation for fiscal 2013 for both our principal executive officer and our other Named Executive Officers by comparing the compensation of executives in similar positions at organizations comparable to the Company. In January 2013, the Committee reviewed and set the 2013 base salary for Mr. Holloway. In January 2013, Mr. Holloway also set 2013 base salaries for each of the other Named Executive Officers (other than Ms. Scroggins and Mr. Saporito) based upon recommendations of the Committee. The 2013 base salaries for each of our Named Executive Officers were established after taking into account several factors, including prior year salary, changes in responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the Company’s overall pay scale, and the Company’s recent financial performance. The base salaries of the Named Executive Officers for 2013 are as follows:

Name	2013 Base Salary	Percentage Increase over 2012
Louis E. Holloway	$234,000	4%
Jon Thompson	$114,400	4%
J. Elaine Chaffin	$124,800	4%
James A. Bratton	$143,000	4%

Equity Grants. The Committee has not approved any equity-based awards for the Named Executive Officers for 2013.

TARP CPP Executive Compensation Limitations. The restrictions and limitations applicable to the Company during the TARP Period include (but are not limited to) (i) prohibitions on bonuses, retention awards and other incentive compensation for our most highly compensated employee, other than restricted stock grants which do not fully vest earlier than two years after the date of grant, which are not transferable until the Company has redeemed specified percentages of the Preferred Stock it sold to the U.S. Treasury and which do not exceed one third of the employee’s total annual compensation, (ii) prohibitions on any payments to the Company’s Named Executive Officers and next five most highly compensated employees (other than payments for services performed or benefits accrued) for departure for any reason from the Company, (iii) clawback of bonuses, retention awards, and incentive compensation to the Company’s Named Executive Officers and next twenty most highly compensated employees if payment is based on materially inaccurate statements of earnings, revenues, gains or other performance metric or criteria, (iv) prohibition on compensation plans that encourage manipulation of reported earnings, (v) retroactive review of bonuses, retention awards and other compensation previously provided by the Company if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures,” and (vii) inclusion in the Company’s proxy statements for annual shareholder meetings of a nonbinding “Say on Pay” shareholder vote on the compensation of executives, like the proposal included in this Proxy Statement.

In connection with the Company’s participation in the CPP, each of the Company’s Named Executive Officers (other than Ms. Chaffin, Messrs. Bratton and Thompson) executed letter agreements with the Company on February 27, 2009, in which each Named Executive Officer agreed that (i) the Company is prohibited from paying any “golden parachute” payment to the executive during any period that the Named Executive Officer is a senior executive officer of the Company that is during the TARP Period; (ii) any bonus or incentive compensation paid to the Named Executive Officer during the TARP Period is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or performance metric criteria; and (iii) each of the Company’s benefit plans were amended with respect to the Named Executive Officer to the extent necessary to give effect to the limitations described above in this paragraph.

Risk Analysis. As a result of the Company’s participation in the CPP, the Committee is required to meet semi-annually with the Company’s senior risk officer to discuss the Company’s senior executive officer compensation plans and other employee compensation to ensure that the Company’s compensation arrangements do not encourage the Company’s senior executive officers to take unnecessary risks. For a further discussion of the Committee’s responsibilities under the regulations issued under the CPP with respect to risk, see “Report of the Compensation Committee – Risk Oversight” below.

Tax and Accounting Implications.

Deductibility of Executive Compensation. The Committee has traditionally believed it appropriate to review and consider the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Code when approving compensation. However, the regulations issued under Section 162(m) were amended on October 20, 2008 after the adoption of the EESA so as to impose additional restrictions on financial institution’s participating in the CPP. These regulations eliminated most of the exclusions from Section 162(m), including those related to performance based awards, and lowered the limit for deductibility to $500,000. While the Committee continues to consider the impact of Section 162(m) limitations on the deductibility of its executive compensation above $500,000, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law. The Act added Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”), which significantly changed the tax rules applicable to nonqualified deferred compensation arrangements. The final regulations under Section 409A of the Code became effective on January 1, 2009, and we believe we are operating our nonqualified deferred compensation arrangements in compliance with Section 409A of the Code and the final regulations.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Discussion Analysis. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A for filing with the SEC.

Risk Oversight. During fiscal 2012, the Committee at least every six months reviewed (i) with the Company’s senior risk officer the Company’s senior executive officer compensation plans to ensure that the senior executive officer compensation plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company, (ii) with the Company’s senior risk officer, the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company, and (iii) the Company’s employee compensation plans to eliminate any features of the these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

As required by the June 2009 IFR, the Committee engaged in June 2012, and again in December 2012, with the assistance of the Company’s senior risk officer, in a broad risk-focused review of the Company’s senior executive officer compensation plans as well as all employee compensation plans. This review included discussion, evaluation and review of the plans applicable to the Company’s senior executive officers to ensure that such plans do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; discussion, evaluation and review of all employee plans in light of the risks posed to the Company by such plans and how to limit such risks (including ensuring the plans do not encourage behavior focused on short-term results rather than long-term value creation); and discussion, evaluation and review of all employee plans to ensure the plans do not encourage the manipulation of reported earnings to enhance the compensation of any of the Company’s employees.

In meeting with the Company’s senior risk officer and other members of executive management, the Committee identified the Company’s senior executive officer compensation plans. For 2012, these plans were (i) the MICP (ii) the Company’s various equity incentive plans, including the Company’s 1999 Stock Option Plan and the 2005 Stock Incentive Plan; (iii) the change in control agreement with Ms. Scroggins; and (iv) the SERP and related participation agreements to which the Named Executive Officers other than Mr. Holloway, Ms. Chaffin and Mr. Thompson are a party. The Committee also reviewed the Company’s other non-senior executive officer compensation plans as described below.

The Committee’s review of the Company’s MICP concluded that the MICP did not encourage unnecessary and excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. No awards were made under the MICP for the 2012 performance period.

The review of the Company’s equity incentive plans concluded with a determination by the Committee that the plans did not encourage unnecessary or excessive risks that threatened the value of the Company or that encouraged the manipulation of the Company’s earnings to enhance the compensation of any of the Company’s employees. Prior to the Company’s participation in the CPP, the Company awarded stock options and, in some instances, restricted shares under these plans to the Company’s Named Executive Officers and other employees. Stock options awarded under the plans typically have vesting periods of four or five years, encouraging executives to focus on long term shareholder value creation. Additionally, because of the limited trading volume in the Company’s common stock, employees are unable to sell large blocks of shares quickly following exercise, which puts more of the value of the award at risk than if the employee could sell all of his or her shares immediately after exercise, avoiding any risk that Company performance could cause the price of the Company’s common stock to decline. Restricted shares issued under the plans typically vest over five years which encourages focus on long term performance and shareholder value creation and are similarly subject to the limited trading market in the Company’s stock. Additionally, equity-based awards issued under the plans have not historically been a significant percentage of the Named Executive Officer’s total compensation and in 2012 no such awards were granted to the Named Executive Officers. For these reasons, the Committee concluded that the equity incentive plans did not encourage unnecessary or excessive risk taking that threatened the value of the Company or that encouraged the manipulation of reported earnings to enhance an employee’s compensation.

The Committee’s review of the change in control provisions in the change in control agreement with Ms. Scroggins concluded that the agreement did not encourage unnecessary or excessive risks that threatened the value of the Company. The review further concluded that the agreement did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees because the agreement was designed to align Ms. Scroggins’ interests with those of the Company’s shareholders. The Committee did not review Mr. Saporito’s change in control agreement which was terminated in connection with his departure from the Company on May 14, 2012.

The Committee’s review of the SERP and the participation agreements for each of the Named Executive Officers a party thereto concluded that because this plan and the related agreements do not have performance-based payments, but rather generate benefits over a long-term time-based service vesting period, they do not encourage unnecessary or excessive risks that threatened the value of the Company nor do they encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. Moreover, the amounts necessary to pay the benefits under the SERP are not set aside in a trust and are at risk in the event that the Company’s financial condition deteriorates significantly.

As an organization, the Company employs a varied compensation structure. The Company utilizes commission based compensation arrangements for mortgage and investment lines of business. The Company believes that there are adequate controls and clawback provisions embedded within the plans to mitigate the risk associated with such plans. Employees that are subject to these plans do not participate in the annual cash incentive program. After its review of these various compensation arrangements, the Committee was able to conclude that none of these arrangements encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees.

As noted above, the Committee met with the Company’s senior risk officer to ensure that the Company’s compensation arrangements do not encourage the Named Executive Officers to take unnecessary risks that threaten the Company.

Submitted by the Compensation Committee of the Board of Directors:

Eslick E. Daniel, M.D., Chair	W. Roger Witherow
Stephen F. Walker	Bernard Childress
H. Allen Pressnell, Jr.	Dinah C. Vire

2012 Summary Compensation Table

The table below summarizes the compensation paid or accrued by the Company during the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 for (i) Louis E. Holloway, our President and Chief Executive Officer; (ii) Jon Thompson, our current Chief Financial Officer; (iii) Dianne Scroggins, our former Chief Financial Officer; (iv) our other two most highly compensated executive officers who were serving in such capacities as of December 31, 2012; and (v) Michael J. Saporito, our former Senior Vice President and Chief Operating Officer (collectively, the “Named Executive Officers”).

Based on the fair value of equity awards granted to Named Executive Officers in fiscal 2012 and the base salary of the Named Executive Officers, “Salary” accounted for between 42.83-93.04% of the total compensation of the Named Executive Officers, cash incentive compensation accounted for 0% of the total compensation of the Named Executive Officers, equity incentive compensation accounted for 0% of the total compensation of the Named Executive Officers and benefits accounted for between 6.96-6.26% of the total compensation of Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)

Louis E. Holloway(6) President and Chief Executive Officer of the Company and of the Bank	2012	$223,958	—		—	—	—	—	$20,401	$244,359
	2011	$167,439	—		—	—	—	—	$15,990	$183,429
	2010	$128,544	$100	(1)	—	—	—	—	$10,927	$139,571

Jon Thompson(7) Vice President and Chief Financial Officer of the Company and of the Bank	2012	$95,917	$8,672	(2)	—	—	—	—	$4,982	$109,631
	2011	—	—		—	—	—	—	—	—
	2010	—	—		—	—	—	—	—	—

J. Elaine Chaffin Vice President and Chief Risk Manager of the Company and of the Bank	2012	$119,167	—		—	—	—	—	$4,069	$123,236
	2011	$99,000	—		—	—	—	—	$1,931	$100,931
	2010	—	—		—	—	—	—	—	—

James A. Bratton(8) Senior Vice President and Chief Credit Officer of the Company and of the Bank	2012	$137,104	—		—	—	—	$28,860	$14,920	$180,944
	2011	$111,479	—		—	—	$3,509	$13,377	$8,865	$137,230
	2010	—	—		—	—	—	—	—	—

Dianne Scroggins(9) Former Vice President and Chief Financial Officer of the Company and of the Bank	2012	$85,779	—		—	—	—	$18,165	$6,290	$110,294
	2011	$107,870	—		—	—	—	$33,571	$11,198	$152,639
	2010	$107,870	$100	(1)	—	—	—	$2,057	$10,977	$121,004

Michael J. Saporito(10) Former Senior Vice President and Chief Operating Officer of the Company and of the Bank	2012	$56,563	—		—	—	—	$11,278	$7,696	$75,537
	2011	$144,612	—		—	—	—	$68,345	$12,904	$225,861
	2010	$144,612	$100	(1)	—	—	—	$6,746	$10,905	$162,363

(1)	The bonus amounts of $100 shown in this column represent a one-time Christmas bonus made to all full-time Bank employees, including each of the Named Executive Officers.
(2)	Mr. Thompson had a bonus and retention agreement with the Bank prior to his appointment as Vice President and Chief Financial Officer of the Company and the Bank. In connection with his appointment as Vice President and Chief Financial Officer of the Company and the Bank, his bonus and retention agreement was terminated and he received $8,672 on May 21, 2012.
(3)	In 2011, Mr. Bratton received $3,209 paid pursuant to the Company’s Commercial Loan Officer Incentive Plan (the “CLO Plan”) and $300 paid for referrals. The CLO Plan was terminated in June 2011.
(4)	The amounts shown in this column reflect only the actuarial increases in the present value of each Named Executive Officer’s benefits under the Company’s SERP and, as a result, include unvested amounts that the Named Executive Officers may not currently be entitled to receive. The SERP is discussed in further detail under the heading “Supplemental Executive Retirement Plan” in the Compensation Discussion and Analysis section of this Proxy Statement and below.
(5)	The amounts shown in this column for 2012 include the following:

				Perquisites and Personal Benefits
	401(k) Contribution		Insurance Premiums (a)	Automobile Allowance (b)	Country Club Dues	Sales Tax Paid on Country Club Dues	Total
Louis E. Holloway	—		$844	$12,000	$7,048	$509	$20,401
Jon Thompson	$4,594	(c)	$388	—	—	—	$4,982
J. Elaine Chaffin	$3,575		$494	—	—	—	$4,069
James A. Bratton	$5,724		$559	$6,000	$2,415	$222	$14,920
Dianne Scroggins	$1,798		$2,356	—	$2,002	$134	$6,290
Michael J. Saporito(d)	—		$302	$2,250	$4,773	$371	$7,696

(a)

Amounts include insurance premiums paid by, or on behalf of, the Company with respect to life insurance for the benefit of the Named Executive Officer. Ms. Scroggins’ amount also includes the executive officer’s portion of health insurance premiums that the Company paid on behalf of Ms. Scroggins until May 31, 2012. The Company stopped paying Ms. Scroggins’ portion of the health insurance premium when she was relieved of her position as Chief Financial Officer.

(b)	Amounts reflect the fixed allowance each officer received for use of their own vehicles, regardless of actual use while employed by the Company or the Bank.
(c)	Amount includes $411 which was attributable to the Company’s matching contributions to Mr. Thompson’s 401(k) plan for 2011.
(d)

Certain of the perquisites and personal benefits paid to Mr. Saporito, including insurance premiums, automobile allowance, country club dues and taxes paid thereon, were terminated in May 2012 when his employment was terminated.

(6)	Mr. Holloway’s base salary was increased to $200,000 effective on June 28, 2011, in connection with his appointment as President of the Company and of the Bank. His base salary before holding this position was $145,000 in connection with his appointment as Senior Vice President and Chief Credit Officer in May 2011. Prior to May 2011, his base salary was $128,544. He was appointed as Chief Executive Officer of the Bank on January 17, 2012 and as Chief Executive Officer of the Company on March 20, 2012.
(7)	Mr. Thompson’s base salary was increased to $110,000 effective on July 17, 2012, in connection with his appointment as Vice President and Chief Financial Officer of the Bank.
(8)	Mr. Bratton’s base salary was increased to $128,000 effective on July 8, 2011, in connection with his appointment as Senior Vice President and Chief Credit Officer.

(9)	While Ms. Scroggins served as Vice President and Chief Financial Officer of the Company and the Bank from January 1, 2012 through May 16, 2012, her base salary was $107,870. Her salary was reduced effective May 31, 2012 to $70,000.
(10)	Mr. Saporito’s base salary was $151,612 from January 1, 2012 until the termination of his employment on May 14, 2012.

Grants of Plan-Based Awards in 2012

The Company did not grant any plan-based awards in 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information concerning (1) unexercised options, (2) stock that has not vested, and (3) equity incentive plan awards for each of the Named Executive Officers that remained outstanding as of December 31, 2012.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Louis E. Holloway	2,000	—	—	$30.00	1/2/2018	—	—	—	—
	2,500	—	—	$19.00	1/5/2019	—	—	—	—

Jon Thompson(1)	1,000	—	—	$19.00	1/5/2019	—	—	—	—

J. Elaine Chaffin	—	—	—	—	—	—	—	—	—

James A. Bratton	1,000	—	—	$13.00	4/27/2014	—	—	—	—
	1,500	—	—	$15.00	12/22/2014	—	—	—	—
	300	—	—	$25.00	10/6/2015	—	—	—	—
	750	—	—	$30.00	7/18/2016	—	—	—	—
	500	—	—	$30.00	7/2/2017	—	—	—	—
	750	—	—	$30.00	1/2/2018	—	—	—	—
	750	—	—	$19.00	1/5/2019	—	—	—	—
Dianne Scroggins(2)	1,000	—	—	$13.00	4/27/2014	—	—	—	—
	1,500	—	—	$15.00	12/22/2014	—	—	—	—
	300	—	—	$25.00	10/6/2015	—	—	—	—
	1,750	—	—	$30.00	7/18/2016	—	—	—	—
	2,000	—	—	$30.00	7/2/2017	—	—	—	—
	2,000	—	—	$30.00	1/2/2018	—	—	—	—
	2,500	—	—	$19.00	1/5/2019	—	—	—	—

Michael J. Saporito(3)	—	—	—	—	—	—	—	—	—

(1)	Mr. Thompson was appointed as Vice President and Chief Financial Officer of the Bank, effective July 17, 2012; he was appointed Interim Chief Financial Officer of the Company effective July 17, 2012; he was appointed Vice President and Chief Financial Officer of the Company, effective August 1, 2012
(2)	Ms. Scroggins was relieved of the duties of Chief Financial Officer effective May 16, 2012, and continues to be employed by the Bank as the Vice President and Business Development Officer.
(3)	Mr. Saporito’s employment was terminated on May 14, 2012. His options were forfeited 90 days after his employment ended.

Option Exercises and Stock Vested in 2012

None of the Named Executive Officers exercised any stock options and no restricted stock awards vested for any of the Named Executive Officers during the fiscal year ended December 31, 2012.

Pension Benefits in 2012

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the SERP as of December 31, 2012.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)(3)	Payments During Last Fiscal Year ($)
Louis E. Holloway(4)	Supplemental Executive Retirement Plan	—	—	—
Jon Thompson(4)	Supplemental Executive Retirement Plan	—	—	—
J. Elaine Chaffin(4)	Supplemental Executive Retirement Plan	—	—	—
James A. Bratton	Supplemental Executive Retirement Plan	10	$70,783	—
Dianne Scroggins	Supplemental Executive Retirement Plan	14	$89,600	—
Michael J. Saporito	Supplemental Executive Retirement Plan	7	$203,768	—

(1)	Mr. Saporito was 80% vested in his SERP benefits when his employment was terminated on May 14, 2012. Ms. Scroggins is 80% vested in her SERP benefits, and Mr. Bratton has not yet started vesting in his SERP benefits. As discussed below, the SERP benefit becomes 100% vested upon a change in control or in the event of a death or disability.
(2)	The present value of accumulated benefit was calculated in accordance with ASC 715-Compensation-Retirement Benefits and includes the application of a 4.7% discount rate.
(3)	Includes amounts that the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.
(4)	Messrs. Holloway and Thompson and Ms. Chaffin do not participate in the SERP.

On December 27, 2010, the Bank entered into Amended and Restated Participation Agreements (each an “Amended and Restated SERP Participation Agreement” and collectively, the “Amended and Restated SERP Participation Agreements”) under the SERP with Messrs. Bratton and Saporito and Ms. Scroggins (each a “Participant” and collectively, the “Participants”). The Amended and Restated SERP Participation Agreements replaced the Participation Agreements that each of the Participants had previously entered into with the Bank and was amended principally for the purpose of clarifying the vesting and benefit payment provisions. The Amended and Restated SERP Participation Agreements do not modify the amount of benefits payable to any of the Participants.

Pursuant to Mr. Bratton’s Amended and Restated SERP Participation Agreement, if Mr. Bratton elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to his Early Retirement for a period of ten years (payable in equal monthly installments following his Early Retirement). Mr. Bratton also vests 20% annually in his Normal Retirement SERP benefit starting with his 11th year of service with the Bank. If Mr. Bratton’s employment is terminated by the Bank other than for Cause or by Mr. Bratton, he will be entitled to receive an annual benefit equal to the vested percentage of 25% of his average base salary during the 24 months prior to the termination of his employment for a period of ten years (payable in equal monthly installments following his termination of employment after reaching age 65, or if his employment is terminated prior to his reaching age 65, following his reaching age 65). Based on these conditions, Mr. Bratton started vesting in his SERP benefits in January, 2013. He will become fully vested in his Normal Retirement SERP benefit in January, 2018 and in his Early Retirement SERP benefit in January 2025. In the event of Mr. Bratton’s disability, he will become 100% vested in the portion of his SERP benefit then accrued and will be entitled to receive a lump sum benefit payable not later than 90 days following his disability. In the event of Mr. Bratton’s death, his estate will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments irrespective of any vesting provisions payable not later than 90 days following his death. Upon a change in control of the Bank, Mr. Bratton will become 100% vested in his SERP benefit. If Mr. Bratton’s employment is terminated within two years following a change in control of the Bank, he will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments payable not later than 90 days following the termination of his employment. If he is terminated more than two years following a change in control of the Bank, this benefit will be paid out in equal monthly installments for ten years following his termination.

Pursuant to Ms. Scroggins’ Amended and Restated SERP Participation Agreement, if Ms. Scroggins elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, she will be entitled to receive an annual benefit equal to 25% of her average base salary during the 24 months prior to her Early Retirement for a period of ten years (payable in equal monthly installments following her Early Retirement). Ms. Scroggins also vests 20% annually in her Normal Retirement SERP benefit starting with her 11th year of service with the Bank. If Ms. Scroggins’ employment is terminated by the Bank other than for Cause or by Ms. Scroggins, she will be entitled to receive an annual benefit equal to the vested percentage of 25% of her average base salary during the 24 months prior to the termination of her employment for a period of ten years (payable in equal monthly installments following her termination of employment after reaching age 65, or if her employment is terminated prior to her reaching age 65, following her reaching age 65). Based on these conditions, Ms. Scroggins will become fully vested in her Normal Retirement SERP benefit in October 2013 and in her Early Retirement SERP benefit in August 2019. In the event of Ms. Scroggins’ disability, she will become 100% vested in the portion of her SERP benefit then accrued and will be entitled to receive a lump sum benefit payable not later than 90 days following her disability. In the event of Ms. Scroggins’ death, her estate will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments irrespective of any vesting provisions payable not later than 90 days following her death. Upon a change in control of the Bank, Ms. Scroggins will become 100% vested in her SERP benefit. If Ms. Scroggins’ employment is terminated within two years following a change in control of the Bank, she will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments payable not later than 90 days following the termination of her employment. If she is terminated more than two years following a change in control of the Bank, this benefit will be paid out in equal monthly installments for ten years following her termination.

Pursuant to Mr. Saporito’s Amended and Restated SERP Participation Agreement, Mr. Saporito is entitled to receive an annual benefit equal to the vested percentage of 25% of his average base salary during the 24 months prior to the termination of his employment for a period of ten years (payable in equal monthly installments) after reaching age 65. At the time of his departure from the Company, Mr. Saporito was 80% vested in his SERP benefits.

Notwithstanding anything in the Amended and Restated SERP Participation Agreements to the contrary, no benefits will be payable to any Participant who is terminated from his or her employment for Cause (as defined therein).

As a condition to receiving their SERP benefit Ms. Scroggins and Mr. Saporito have each agreed not to compete (as defined by the respective Amended and Restated SERP Participation Agreements) with the Bank for a one-year period following their termination of employment.

There are no funds invested or set aside for the SERP. It is an unfunded plan that accrues an accounting liability and is a contractual promise to pay a future benefit based on the terms of the plan document. The Company purchased its Bank Owned Life Insurance Plan (“BOLI”) as a way to offset SERP expenses. The BOLI is discussed in further detail under the heading “Bank Owned Life Insurance” in the Compensation Discussion and Analysis section of this Proxy Statement.

Employment Agreements

None of the Named Executive Officers has an employment agreement with the Company.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the amount of compensation payable to each of the Named Executive Officers that were employed by the Company or the Bank as of December 31, 2012, in the event of termination of such executive’s employment. The amount of compensation payable to each such Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time, and are estimates of the awards and amounts that would be paid out to the executives upon their termination. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company. No payments were made to Mr. Saporito upon the termination of his employment on May 14, 2012. As described above, Mr. Saporito is entitled to receive an annual benefit equal to the vested percentage of 25% of his average base salary during the 24 months prior to the termination of his employment for a period of ten years (payable in equal monthly installments) after reaching age 65.

The following discussion describes a variety of payments available to one or more of the Named Executive Officers serving as employees of the Company or Bank as of December 31, 2012. The actual amounts payable to the Named Executive Officers under the specific circumstances of his or her termination are reflected in the tables under the heading “Impact of the Company’s Participation in the CPP on These Payments” below.

Payments Made Upon a Voluntary Termination or For Cause Termination. In the event of the voluntary termination or termination for cause of a Named Executive Officer, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	base salary earned through the termination date;

•	non-equity incentive compensation earned through the termination date; and

•	accrued but unpaid leave such as holidays, vacation and sick pay under the Company’s paid leave plan as of the termination date.

Payments Made Upon Death or Disability. In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Voluntary Termination or For Cause Termination,” the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s general life insurance plans, as applicable. The Named Executive Officer if he or she is a participant of the SERP (or their estate) would also be entitled to receive their SERP benefits, if any, on the terms set forth in the applicable Amended and Restated SERP Participation Agreement. In the event of the death of a Named Executive Officer, the Named Executive Officer’s designated beneficiary would also be entitled to receive a $25,000 death benefit pursuant to the Company’s BOLI.

Payments Made Upon Retirement. In the event of the retirement of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Voluntary Termination or For Cause Termination,” the Named Executive Officer will be entitled to his or her SERP benefit if he or she is a participant in the SERP, provided that such benefit has vested pursuant to the terms of the applicable Amended and Restated SERP Participation Agreement.

Payments Made Upon a Termination Without Cause or For Good Reason. None of the Named Executive Officers are entitled to receive severance benefits if terminated without cause or for good reason.

Payments Made in Connection With a Change in Control. Upon a change in control of the Company, Ms. Scroggins and Mr. Bratton will become 100% vested in their respective SERP benefit. The Company’s equity incentive plans also provide that, unless otherwise determined by the Company’s Board of

Directors in their discretion, all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full, and all outstanding shares of restricted stock for which the forfeiture restrictions have not yet lapsed will become immediately vested and nonforfeitable.

On July 18, 2008, the Company entered into a change in control agreements with Ms. Scroggins and Mr. Saporito. Because Mr. Saporito’s employment was terminated with the Company and the Bank on May 14, 2012, he is no longer eligible to receive any compensation in connection with his change in control agreement. The change in control agreement with Ms. Scroggins will continue in effect as long as she remains employed as an officer of the Bank. Pursuant to Ms. Scroggins’ change in control agreement, if she is involuntarily terminated (including under circumstances where she resigns for “good reason,” as such term is defined in the agreement) within one year following a change in control, she will be entitled to receive a severance payment equal to 1.5 times her “base amount” then currently in effect (calculated in accordance with Section 280G of the Code). She will also receive additional tax gross up payments in order to compensate for any tax liability imposed on change in control payments to the executive, to the extent these payments constitute “parachute payments” under Section 280G of the Code. Under these circumstances, she will remain subject to certain non-competition and non-solicitation restrictions for a one year period following her involuntary termination.

Impact of the Company’s Participation in the CPP on These Payments. As described in more detail below, the ARRA, which expands the executive compensation restrictions and limitations under the EESA, and the June 2009 IFR prohibit a Company that received an investment under the CPP from making any “golden parachute” payment to a senior executive officer or any of the next five most highly-compensated employees of the recipient, during the TARP Period. A “golden parachute” payment means any payment to a senior executive officer for departure from a company for any reason or any payment due to a change in control of a company, except for payments for services performed or benefits accrued. The severance payments and change in control payments to which Ms. Scroggins is entitled under her change in control agreement, is prohibited by the June 2009 IFR except for those payments triggered by death or disability.

In connection with the Company’s participation in the CPP, each of the Company’s Named Executive Officers, except Ms. Chaffin, and Messrs. Thompson and Bratton, executed letter agreements with the Company on February 27, 2009 in which each Named Executive Officer who executed a letter agreement agreed that (i) the Company is prohibited from paying any “golden parachute” payment to the Executive during any period that is a TARP Period and the Named Executive Officer is a senior executive officer of the Company; (ii) any bonus or incentive compensation paid to the Named Executive Officer during the TARP Period is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or performance metric criteria; and (iii) each of the Company’s benefit plans were amended with respect to the Named Executive Officer to the extent necessary to give effect to the limitations described above in this paragraph.

The following is a tabular presentation of the amounts that would be owed the Named Executive Officers other than Mr. Saporito pursuant to the various events detailed above assuming the event occurred on December 31, 2012 and that at that date the Company did not have an outstanding obligation to the Treasury under the CPP and that accordingly the waivers executed by Mr. Holloway and Ms. Scroggins were not then in effect. In connection with his departure from the Company, Mr. Saporito did not receive any severance payment and is therefore excluded from the table below. He was, however, 80% vested in his SERP benefit as of his termination date, and, as a result is entitled to receive a monthly payment equal to 80% of 25% of his average base salary for the twenty-four months prior to his employment being terminated. This payment will commence on the date he turns 65 years old and will continue for ten years.

Name Executive Benefits and Payments Upon Termination	Retirement on 12/31/2012		Termination Following a Change in Control on 12/31/2012		Disability on 12/31/2012		Death on 12/31/2012
Louis E. Holloway
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options (1)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		$25,000	(5)

Gross-Up Payment	—		—		—		—
Total:	—		—		—		$25,000

Jon Thompson
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options (1)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		—

Gross-Up Payment	—		—		—		—
Total:	—		—		—		—

J. Elaine Chaffin
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options (1)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		—
Gross-Up Payment	—		—		—		—
Total:	—		—		—		—

James A. Bratton
Non-equity Incentive Compensation	—		—		—		—
SERP	—		$70,783	(3)	$311,693	(4)	$70,783	(3)
Accelerated Vesting of Options (1)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		$25,000	(5)

Gross-Up Payment	—		—		—		—
Total:	—		$70,783		$311,693		$95,783

Dianne Scroggins
Non-equity Incentive Compensation	—		—		—		—
SERP	$193,649	(2)	$89,600	(3)	$242,061	(4)	$89,600	(3)
Accelerated Vesting of Options (1)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		$25,000	(5)

Gross-Up Payment	—		—		—		—
Total:	$193,649		$89,600		$242,061		$114,600

(1)	None of the executives had unvested stock options as of December 31, 2012 for which the exercise price was less than $7.00 per share.
(2)	The amount shown with respect to retirement represents 80% of Ms. Scroggins’s SERP benefit, to be paid out in equal monthly installments over a 10-year period upon reaching age 65, or if her employment is terminated prior to her reaching age 65, following her reaching age 65. If Ms. Scroggins elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, she will be entitled to receive an annual benefit equal to 25% of her average base salary during the 24 months prior to her Early Retirement for a period of ten years (payable in equal monthly installments following her Early Retirement).
(3)	Amounts shown are equal to the present value of the executive’s SERP benefit (applying a 4.7% discount rate), to be paid out in a lump sum.
(4)	Amounts shown represent 100% of the executive’s SERP benefit, to be paid out in a lump sum.
(5)	Amounts to be paid to the executive’s designated beneficiaries pursuant to the Company’s BOLI.

Director Compensation in 2012

This section describes the compensation we provide to our non-employee directors serving on the boards of the Company and the Bank. Directors who are employed by us are not compensated by us for their services as directors. The table below shows amounts paid to our non-employee directors for the year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Eslick E. Daniel, MD	$27,700	—	—	—	—	$51	$27,751
Vasant G. Hari	$20,950	—	—	—	—	$51	$21,001
W. Roger Witherow	$22,800	—	—	—	—	$51	$22,851
Fred C. White(4)	$20,350	—	—	—	—	$38	$20,388
Dinah C. Vire	$25,800	—	—	—	—	$51	$25,851
Bernard Childress	$18,200	—	—	—	—	$51	$18,251
Randy A. Maxwell	$29,250	—	—	—	—	$51	$29,301
H. Allen Pressnell, Jr.	$14,950	—	—	—	—	$51	$15,001
Stephen F. Walker	$19,700	—	—	—	—	$51	$19,751

(1)	Although he is not a member of the Company’s Board of Directors, Mr. Holloway is a member of the Bank’s board of directors. Mr. Holloway did not receive any director compensation for his participation on the Bank’s board of directors in 2012.
(2)	As of December 31, 2012, the aggregate number of option awards outstanding for each of the Company’s directors was as follows: Dr. Daniel (1,200); Mr. Hari (1,200); Mr. Witherow (1,200); Ms. Vire (1,200); Mr. Childress (1,200); Mr. Maxwell (1,200); Mr. Pressnell (1,200); and Mr. Walker (1,200). The exercise prices for these options are $30.00.
(3)	The Company provided accidental death and dismemberment insurance to each of the Company’s directors in the amount of $51 per year. Mr. White’s accidental death and dismemberment insurance policy was terminated after his death in September 2012.
(4)	Mr. White served as a Class III director until his death in September 2012. On January 17, 2013, the Board of Directors appointed Martin Maguire to the Board to fill the vacancy created by the passing of Mr. White.

Retainers and Fees. Members of the Company’s Board of Directors and the Bank’s board of directors are paid certain retainer and meeting fees in connection with providing services to the Bank and the Company. Often, board or committee meetings occur on the same day as the meetings of other Bank or Company committees. When such meetings occur on the same day, our directors receive a reduced payment due to the substantial overlap in composition of Bank and Company committees.

The Company’s current director fee schedule is the same as it was for 2012. Directors are paid a retainer fee of $4,000 per year. Directors of the Bank receive $650 for attending each regularly scheduled board meeting. Directors of the Company receive $400 for attending each regularly scheduled board meeting that is held on the same day as a meeting of the Bank’s board of directors, and $650 for each meeting that is not held on the same day as a meeting of the Bank’s board of directors. Directors’ fees for attending any special meetings of either the Company’s Board of Directors or the Bank’s board of directors are determined at such meetings. Directors also receive $650 for attending any shareholders’ meetings.

The Company’s current committee fee schedule is the same as it was for 2012. Members of the Company’s Executive Committee are paid a retainer fee of $2,000 per year. Members of the Company’s board committees, including the Audit Committee and Compensation Committee, generally receive $300 for attending each committee meeting that is held on a separate day from other committee meetings. Members of the Bank’s board committees usually meet on the same day as other committees and generally receive $200 for attending each committee meeting. Directors’ fees for attending any Bank committee meetings held separate and apart from other Bank committee meetings, are determined at such meetings.

SHAREHOLDER PROPOSALS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2014 and received at the Company’s executive offices no later than December 9, 2013 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.

In addition, the Company’s Amended and Restated Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 9, 2013 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 9, 2013, proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

OTHER MATTERS

Management of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT AND ADDITIONAL INFORMATION

All shareholders of record on the record date will receive a one-page Notice in the mail regarding the internet availability of this year’s proxy materials. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. The Annual Report to Shareholders is not part of the proxy materials. Any shareholder who desires a copy of our 2012 Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, may obtain a copy without charge by visiting http://www.cfpproxy.com/6437.

z	REVOCABLE PROXY COMMUNITY FIRST, INC.	{

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 22, 2013.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/6437

PROXY SOLICITED BY AND ON BEHALF OF THE

BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2013.

The undersigned hereby appoints ESLICK E. DANIEL and JON THOMPSON and each of them proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of Community First, Inc. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the “Shareholders Meeting”) to be held on Wednesday, May 22, 2013, beginning at 4:00 P.M. local time, at the Operations Center located at our Headquarters, 501 S. James Campbell Boulevard, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy:

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Withhold Authority	For All Except
1.	Proposal to elect the three (3) individuals listed below to the Board of Directors of Community First, Inc. as Class II directors, each to serve for a three (3) year term until his or her successor is duly elected and qualified and to elect one (1) individual listed below to the Board of Directors of Community First, Inc. as a Class III director to serve for a one (1) year term until his successor is duly elected and qualified.	☐	☐	☐

Class II Directors

W. Roger Witherow

Bernard Childress

Stephen F. Walker

Class III Director

Martin Maguire

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

		For	Against	Abstain
2.	Advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.	☐	☐	☐
		For	Against	Abstain
3.	To ratify the action of the Company’s Audit Committee in selecting the firm of HORNE LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

4.	In their discretion the proxies are authorized to vote upon such other matters as may properly come before the Shareholders Meeting or any adjournment(s) thereof.

Proxy solicited by and on behalf of the Company’s Board of Directors for the Shareholders Meeting to be held on Wednesday, May 22, 2013. The Company’s Board of Directors recommends a vote “FOR” each of the proposals.

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” approval of the proposals.

The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the Shareholders Meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 3:00 P.M., LOCAL TIME, TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE.

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